Exhibit 99.1
                                                                    ------------


Name and Address of Reporting Person:                Leslie H. Wexner
                                                     c/o Limited Brands, Inc.
                                                     Three Limited Parkway
                                                     Columbus, OH  43216

Issuer Name and Ticker or Trading Symbol:            Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):                     2/5/2007




                         Amount of
                        Securities
                       Beneficially
                           Owned          Ownership
                         Following          Form:
                         Reported       Direct (D) or       Nature of Indirect
Title of Security     Transaction(s)     Indirect (I)      Beneficial Ownership
-----------------     --------------     ------------      --------------------
Common Stock            15,000,000          I (3)        The Family Trust

Common Stock             8,629,156          D/I(1)       (1)

Common Stock             8,453,470(6)       D/I(2)       (2)

Common Stock             4,892,608          I(3)         Wexner Personal Holdings
                                                         Corporation

Common Stock             4,571,601          I(3)         R.H.R.E.I. Trust

Common Stock             3,300,568          I(3)         Trust 600

Common Stock             1,500,000(6)       I(3)         The Concierge Trust

Common Stock             1,328,889(5)       I(3)         Held in Limited Brands, Inc.
                                                         Savings and Retirement Plan for
                                                         Leslie H. Wexner's account



See Notes on next page.

Name and Address of Reporting Person:                Leslie H. Wexner
                                                     c/o Limited Brands, Inc.
                                                     Three Limited Parkway
                                                     Columbus, OH  43216

Issuer Name and Ticker or Trading Symbol:            Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):                     2/5/2007


Notes:

(1) Owned by Abigail S. Wexner ("Mrs. Wexner") directly. Owned by Leslie H. Wexner ("Mr. Wexner") indirectly, through Mrs. Wexner.

(2) Owned by Mr. Wexner directly. Owned by Mrs. Wexner indirectly, through Mr. Wexner.

(3) Owned by Mr. Wexner indirectly. Owned by Mrs. Wexner indirectly, through Mr. Wexner.

(4) Owned by Mrs. Wexner indirectly. Owned by Mr. Wexner indirectly, through Mrs. Wexner.

(5) Based on account balance as of January 31, 2007. The Savings and Retirement Plan is a "qualified plan" within the meaning of Rule 16b-3.

(6) Reflects the transfer on December 26, 2006, of 1,500,000 shares from Mr. Wexner to The Concierge Trust (in a transaction exempt under Rule 16a-13).


Mr. Wexner and Mrs. Wexner disclaim beneficial ownership of all indirectly owned securities reported on this Form in excess of their respective pecuniary interests therein.

                             Joint Filer Information
                             -----------------------

Name of Joint Filer:                                 Abigail S. Wexner

Address of Joint Filer:                              c/o Limited Brands, Inc.
                                                     Three Limited Parkway
                                                     Columbus, OH  43216

Relationship of Joint Filer to Issuer:               Director

Issuer Name and Ticker or Trading Symbol:            Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):                     2/5/2007

Designated Filer:                                    Leslie H. Wexner

SIGNATURE:



  Abigail S. Wexner
-------------------------------
Abigail S. Wexner


February 7, 2007
----------------
Date